Exhibit 23.3

DEGOLYER AND MACNAUGHTON

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

www.demac.com

February 27, 2007

Challenger Minerals, Inc.

GlobalSantaFe Corporation

15375 Memorial Drive

Houston, Texas 77079

Gentlemen:

We hereby consent to references to our firm and the inclusion and incorporation by reference of information from our report entitled “Appraisal Report as of December 31, 2004 on Reserves owned by Challenger Minerals, Inc. in the West Heather Area of the Broom Field offshore United Kingdom” signed February 28, 2005, relating to the oil and gas reserves and revenue of certain interests of Challenger Minerals, Inc., a subsidiary of the GlobalSantaFe Corporation (the “Company”) in (i) Exhibit 99.2 to the Company’s Annual Report on Form 10-K for 2006, (ii) the Company’s Annual Report on Form 10-K for 2006, and the Supplemental Oil and Gas Disclosure (unaudited) therein, (iii) the Company’s Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878, 333-112670, 333-105015 and 333-111448), (iv) the Company’s Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268), and (v) the Company’s Registration Statement on Form S-3 (Registration No. 333-127168).

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON